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Ameriana Bancorp

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[AMERIANA BANCORP LOGO]

April 13, 2009

Dear Shareholder:

The annual meeting of shareholders of Ameriana Bancorp will be held at Ameriana Bank, 2118 Bundy Avenue, New Castle, Indiana on Thursday, May 21, 2009 at 8:00 a.m.

The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as a representative of BKD, LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

Detailed information concerning our activities and operating performance during our fiscal year ended December 31, 2008 is contained in our annual report, which is also enclosed.

Please sign, date and promptly return the enclosed proxy card. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

Sincerely,

/s/ Jerome J. Gassen Jerome J. Gassen
President and Chief Executive Officer

Ameriana Bancorp

2118 Bundy Avenue

New Castle, Indiana 47632

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:00 a.m. on Thursday, May 21, 2009

PLACE	Ameriana Bank 2118 Bundy Avenue New Castle, Indiana

ITEMS OF BUSINESS

(1)    To elect two directors to serve for a term of three years;

(2)    To ratify the appointment of BKD, LLP as our independent registered public accounting firm for 2009; and

(3)    To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a shareholder at the close of business on March 27, 2009.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Nancy A. Rogers Nancy A. Rogers Corporate Secretary April 13, 2009

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Ameriana Bancorp

Proxy Statement

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp for the 2009 annual meeting of shareholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ameriana Bancorp as the “Company,” “we,” “our” or “us.”

Ameriana Bancorp is the holding company for Ameriana Bank, SB. In this proxy statement, we may also refer to Ameriana Bank, SB as “Ameriana Bank” or the “Bank.”

We are holding the 2009 annual meeting at Ameriana Bank, 2118 Bundy Avenue, New Castle, Indiana on Thursday, May 21, 2009 at 8:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to shareholders of record beginning on or about April 13, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2009

The Proxy Statement and the 2008 Annual Report are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=101668&gkp=1073743293.

On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the SEC, including the financial statements.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Ameriana Bancorp common stock that you owned as of the close of business on March 27, 2009. As of the close of business on March 27, 2009, a total of 2,988,952 shares of Ameriana Bancorp common stock were outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of Ameriana Bancorp directly in your name as the shareholder of record or indirectly through a broker, bank or other holder of record in “street name.” If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ameriana Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, shareholders will be asked to elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of both of the nominees, withhold votes as to both nominees, or withhold votes as to either of the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of BKD, LLP as our independent registered public accounting firm for 2009, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker, bank or other entity holding shares for an owner in street name is unable to vote on a particular proposal and has not received voting instructions from the owner. The election of directors and the ratification of BKD, LLP as our independent registered public accounting firm for 2009 are currently considered routine matters.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted to determine the existence of a quorum. In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election. In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Ameriana Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. Proxies may be revoked by providing written notice to the Corporate Secretary of the Company, by delivering a later-dated proxy before a vote being taken on a particular proposal at the annual meeting or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself revoke your proxy.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors consists of seven members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Jerome J. Gassen, who is an employee of the Company and the Bank. In determining the independence of its directors, the Board considered legal services provided by the law firm for which Mr. Hayes works and transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Danielson, Hayes, Hennessey and Pritzke.

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise. Consistent with this determination, Michael E. Kent serves as Chairman of the Board of Directors. Mr. Kent is independent under the listing requirements of The NASDAQ Stock Market.

Committees of the Board of Directors

The following table identifies the members of the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee as of December 31, 2008. All members of each committee are independent under the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually.

The charters of all three committees are available in the Governance Documents portion of the Ameriana Bancorp section of the Company’s Web site (www.ameriana.com).

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Donald C. Danielson		X	X
Charles M. Drackett, Jr.	X*		X
Jerome J. Gassen
R. Scott Hayes
Richard E. Hennessey	X	X*
Michael E. Kent
Ronald R. Pritzke	X	X	X*
Number of Meetings in 2008	4	2	1

*	Chairman

Audit Committee

The Audit Committee is responsible for the review and evaluation of the Company’s annual audit and related financial matters. Additionally, the Audit Committee selects the auditor and reviews their independence. The Audit Committee also oversees the loan review function, which is responsible for examining the underwriting and classification procedures employed by Ameriana Bank. The Board has determined that Mr. Hennessey is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission. Mr. Hennessey is independent under the listing requirements of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee is responsible for administering the compensation and equity plans of the Company and the Bank. Our chief executive officer and other named executive officers develop recommendations regarding the appropriate mix and level of compensation for their subordinates. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our chief executive officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee his recommendations concerning the compensation of our named executive officers. Based in part on these recommendations, the Committee determines all compensation components for the Company’s chief executive officer and other highly compensated executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. Our named executive officers do not participate in Committee discussions or the review of Committee documents relating to the determination of their compensation. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. During 2008, the Company engaged Clark Consulting, a national consulting firm specializing in compensation and employee benefits, to review the structure and funding of the supplemental retirement plans. The Committee is also responsible for determining all compensation components for the Company’s Board of Directors.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in: (1) determining the composition of the committees of the Board of Directors; (2) assessing Board effectiveness; and (3) developing and implementing sound corporate governance principles and practices. In addition, the Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the annual meeting of shareholders.

Minimum Qualifications. In determining whether an individual is qualified to be nominated for election to the Board of Directors, the Nominating and Governance Committee considers a candidate’s knowledge of the banking business, involvement in community, business and civic affairs and whether the candidate would provide for adequate representation of the Company’s market area. Any nominee for director recommended by the Nominating and Governance Committee must, at a minimum, be highly qualified with regard to some or all of these attributes.

Director Nomination Process. In searching for qualified director candidates to fill vacancies on the Board, the Nominating and Governance Committee solicits its then current directors for the names of potential qualified candidates. The Nominating and Governance Committee may also ask its directors to pursue their business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company.

Considerations of Recommendations by Shareholders. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. If a shareholder has submitted a proposed nominee in accordance with the procedures described below, the Nominating and Governance Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating and Governance Committee would evaluate nominees for director recommended by members of the Board of Directors or executive management.

Procedures to be Followed by Shareholders. Shareholders who wish the Nominating and Governance Committee to consider their recommendations for nominees for director should submit their recommendations in writing to the Nominating and Governance Committee in care of the Corporate Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362. Each written recommendation must set forth (1) the name of the recommended candidate, (2) the number of shares of Company stock beneficially owned by the shareholder making the recommendation and the recommended candidate and (3) a detailed statement explaining why the shareholder believes the recommended candidate should be nominated for election as a director. In addition, the shareholder making the recommendation must promptly provide any other information reasonably requested by the Nominating and Governance Committee. To be considered by the Nominating and Governance Committee for nomination for election at an annual meeting of shareholders, the recommendation must be received by the January 1 preceding that annual meeting.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during 2008.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Donald C. Danielson	$19,100	$—	$17,524	$36,624
Charles M. Drackett, Jr.	21,600	—	14,397	35,997
R. Scott Hayes	18,600	—	15,976	34,576
Richard E. Hennessey	21,600	—	772	22,372
Michael E. Kent	23,600	—	15,456	39,056
Ronald R. Pritzke	22,350	—	15,283	37,633

(1)	The aggregate number of options held by each non-employee director at December 31, 2008 was 13,500, except for Mr. Hennessey who held 15,232 options.
(2)	Consists of income attributable to split-dollar plan agreements and insurance premiums paid.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid in 2009 to our non-employee directors for their service on our Board of Directors.

Annual Retainer for Board Service (Company Chairman)	$12,600
Annual Retainer for Board Service (Company)	6,600
Annual Retainer for Board Service (Bank)	6,000
Fee per Bank Board Meeting Attended	500
Fee per Committee Meeting Attended	500
Fee per Committee Meeting Attended (Chairman)	750

Director Supplemental Retirement Plan. To provide retirement benefits for our non-employee directors, the Bank has entered into a supplemental retirement plan agreement with each of its non-employee directors (“Director Supplemental Retirement Plan”). Upon separation from service after attaining age 70, or age 87 in the case of Mr. Danielson, Messrs. Kent, Drackett and Danielson will be entitled to an annual benefit, payable in equal monthly installments for a period of 15 years, equal to $20,000, $21,000 and $20,000, respectively. Upon separation from service after attaining age 70, Messrs. Pritzke and Hayes will be entitled to an annual benefit, payable in equal quarterly installments for a period of 15 years, equal to $17,000 and $15,000, respectively. Upon separation from service after attaining age 70, Mr. Hennessey will be entitled to an annual benefit equal to $25,500 for 15 years. If a director dies before separation from service, his account value will be paid in a lump sum to his designated beneficiaries. If any director, other than Mr. Hennessey, resigns before his normal retirement date, he will be entitled to receive the account value determined as of the end of the month preceding his separation from service. If Mr. Hennessey resigns before his normal retirement date, he will be entitled to receive the vested account value determined as of the end of the month preceding his separation from service. Directors vest under the agreements at the rate of 10% per plan year up to 100%. If a director’s service is terminated following a change in control but before reaching normal retirement age, the director will be entitled to receive the vested account value determined as of the end of the month preceding his separation from service. Under the agreements, a change in control means a change in ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as defined in Internal Revenue Code Section 409A.

To fund the benefits payable under the Director Supplemental Retirement Plan, the Bank has purchased life insurance policies on each participating director. The policies are designed to offset the program’s costs during the lifetime of the participants and to provide complete recovery of all the program’s costs at their death. The Bank has entered into split-dollar agreements with each of the participating directors pursuant to which their beneficiaries are entitled to a death benefit equal to 80% of the total policy proceeds less cash value of the policy if a director dies while serving on the Board, has retired or terminates service due to disability. If a director is not serving on the Board at his death, his beneficiaries will be entitled to a reduced death benefit.

Board and Committee Meetings

During 2008, the Board of Directors held 14 meetings. All of the current directors attended at least 75% of the meetings of the Board and of the committees of the Board on which such directors served during 2008.

Director Attendance at Annual Meeting of Shareholders

The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All of the Company’s directors attended the Company’s 2008 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Ethics that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. A copy of the Code of Ethics can be found in the Governance Documents portion of the Ameriana Bancorp section of the Company’s Web site www.ameriana.com.

Audit Related Matters

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee of the Board of Directors of

Ameriana Bancorp

Charles M. Drackett, Jr. (Chairman)

Richard E. Hennessey

Ronald R. Pritzke

Audit Fees

The following table sets forth the fees billed to the Company for 2008 and 2007 by BKD, LLP:

	2008	2007
Audit Fees	$93,000	$95,000
Audit-Related Fees	—	—
Tax Fees (1)	15,740	15,410
All Other Fees (2)	2,500	3,000

(1)	Includes preparation of federal and state income tax returns and assistance with other tax-related matters.
(2)	For 2008, consists of performance of Information Technology review process. For 2007, consists of assistance with Sarbanes-Oxley requirements.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s charter provides that the Audit Committee will pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (subject to any exceptions permitted by the Securities and Exchange Commission), review the independent registered public accounting firm’s proposed audit scope and approach and disclose to investors in periodic reports filed with the Securities and Exchange Commission all non-audit services and all reportable fees paid to the independent registered public accounting firm. The authority to grant pre-approvals may be delegated to one or more members of the Committee, so long as any decision of such designated director is presented to the full Committee for its approval at its next scheduled meeting. During 2008, the Audit Committee approved all of the “audit-related,” “tax” and “other fees.”

Stock Ownership

The following table provides information as of March 27, 2009, with respect to (1) any person who was known to the Company to be the beneficial owner of more than five percent of the Company common stock and (2) the Company common stock beneficially owned by each director of the Company, by each executive officer named in the summary compensation table and by all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock (1)
Directors
Donald C. Danielson	84,275	(2)	13,500	3.26%
Charles M. Drackett, Jr.	21,412	(3)	13,500	1.16%
Jerome J. Gassen	15,000	(4)	8,500	*
R. Scott Hayes	25,062		13,500	1.28%
Richard E. Hennessey	2,000		15,232	*
Michael E. Kent	29,232		13,500	1.42%
Ronald R. Pritzke	26,054		13,500	1.32%
Named Executive Officers Who Are Not Also Directors
Timothy G. Clark	20,019		15,500	*
John J. Letter	3,998		600	*
All Directors and Executive Officers as a Group (11 persons)	227,052		107,332	10.80%

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	251,047	(5)	—	8.40%

*	Less than 1% of shares outstanding.
(1)	Based upon 2,988,952 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company common stock that each individual or group may acquire through the exercise of options within 60 days.
(2)	Includes 4,400 shares owned by Mr. Danielson’s spouse.
(3)	Includes 1,100 shares owned by Mr. Drackett’s spouse.
(4)	Includes 8,000 shares owned in trust by Mr. Gassen’s spouse.
(5)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on December 31, 2008.

Items to be Voted on by Shareholders

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of seven members. The Board is divided into three classes with staggered three-year terms, with approximately one-third of the directors elected each year. The nominees this year are R. Scott Hayes and Michael E. Kent, both of whom are current directors of the Company and the Bank.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of R. Scott Hayes and Michael E. Kent.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2008. There are no family relationships among the directors or executive officers.

Board Nominees for Terms Ending in 2012

R. Scott Hayes is a partner in Hayes Copenhaver Crider, LLP, New Castle, Indiana, the law firm which serves as General Counsel to the Company. He is a Director and past Chairman of the New Castle/Henry County Economic Development Corporation and a retired Director of BETA MU Chapter House Association, Inc. He currently is President of the Henry County Redevelopment Commission, a member of the New Castle Redevelopment Commission, President of the Board of Trustees of Henry County YMCA and serves on the Henry County Sheriff’s Merit Board. He has been a Director of the Bank since 1984 and Director of the Company since its formation. Age 62.

Michael E. Kent is the Chairman of the Boards of the Company and the Bank and is a private investor. Prior to his retirement in January 1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc. He was past President and is currently an Advisory Director of the Alumni Board of the Department of Mechanical Science and Engineering at the University of Illinois. He has been a Director of the Bank since 1987 and Director of the Company since its formation. Age 68.

Directors with Terms Ending in 2010

Jerome J. Gassen has been President of the Company, the Bank and a Director since June 2005. From September 2003 to June 2005, Mr. Gassen served as Executive Vice President of Old National Bancorp in Evansville, Indiana. Mr. Gassen was Northern Region President and Chief Executive Officer of Old National Bank in Evansville from January 2000 through September 2003. Mr. Gassen has held various banking positions for over 32 years. Mr. Gassen received his Bachelor of Science, English/Education from the University of Wisconsin-Milwaukee, Master of Arts/English from University of Wisconsin-Milwaukee and a Master of Business Administration from Marquette University. Mr. Gassen is also a graduate of the Graduate School of Banking at the University of Wisconsin. He is a past president and director of the Muncie Symphony Orchestra, past president and director of the Muncie and Delaware County Chamber of Commerce and a past member of the Board of Directors of Cardinal Health System Inc.,

Muncie, Indiana. He currently is a member of the Miller College of Business Advisory Board of Directors, Ball State University, Muncie, Indiana, Chairman of the New Castle/Henry County Economic Development Corporation, New Castle, Indiana, a Board Member of Energize ECI, and a member of the Finance Committee of Energize ECI, Muncie, Indiana. Age 59.

Donald C. Danielson is Vice Chairman of City Securities Corporation of Indianapolis. He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for 11 years. He currently is a member of the James Whitcomb Riley Children’s Foundation Board of Governors, a Director of the Indiana University Foundation, Walther Cancer Institute Foundation Inc., Indianapolis Rotary Club – Paul Harris Fellow, Indiana Chamber of Commerce, Indiana Basketball Hall of Fame and Henry County Community Foundation. He served as chairman of the Fellowship of Christian Athletes National Board of Trustees 1983-1987 and as a member of President Bush’s Credit Standards Advisory Committee in 1991. He has been a Director of the Bank since 1971 and Director of the Company since its formation. Age 89.

Directors with Terms Ending in 2011

Charles M. (Kim) Drackett, Jr. is Chairman, President and General Manager of Fairholme Farms Inc. in Lewisville, Indiana. He is a graduate of Dartmouth College, the Indiana Institute of Food and Nutrition in Indianapolis and the Purdue University Short Course in Agriculture. Mr. Drackett has served as a Trustee of the Indiana Pork Producers Association and has served as a Director of The Cincinnati Nature Center where he was Chairman of its Agricultural Operations Committee. He has been a Director of the Bank since 1989 and Director of the Company since its formation. Age 58.

Richard E. Hennessey is Executive Vice President Real Estate Development of Shiel Sexton Company, Inc. in Indianapolis, Indiana. He is a graduate of Indiana University and is a Certified Public Accountant. Mr. Hennessey is a member of the American Institute of Certified Public Accountants and the Indiana CPA Society. He serves on the Executive Committee of the Indianapolis Tennis Championships. He also has served as Vice President of the Indiana University Student Foundation Board of Associates, on the Board of Directors of the Indianapolis Opera and United Cerebral Palsy of Central Indiana, as past president of Indiana/World Skating Academy and as a treasurer and member of the Executive Committee of the Indiana Sports Corporation. He was appointed as a Director of the Bank and of the Company in November 2004. Age 57.

Ronald R. Pritzke is Vice Chairman of the Boards of the Company and the Bank and is a partner in the law firm of Pritzke & Davis, LLP in Greenfield, Indiana. He is past President of the Greater Greenfield Chamber of Commerce. He is also a founding member, past President and served for twelve years on the Hancock County Community Foundation Board. In addition, he is a founding member, past President and board member of Regreening Greenfield, Inc. and a co-founding member and Director of PARCS, Inc. (Park Advocacy Research and Conservation Society). Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years. He is a former member of the Board of the Hancock County Cancer Society. Mr. Pritzke has been a Director of the Company and the Bank since his appointment in December 1992. Age 61.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed BKD, LLP to be the Company’s independent registered public accounting firm for 2009, subject to ratification by shareholders. A representative of BKD, LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

Executive Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2008. These three officers are referred to as the named executive officers in this proxy statement. The table excludes perquisites for 2008, which did not exceed $10,000 in the aggregate for each named executive officer.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)

Jerome J. Gassen President and Chief Executive Officer	2008	$288,000	$—	$12,626	(2)	$300,626
	2007	288,000	—	18,206		306,206

Timothy G. Clark Executive Vice President and Chief Operating Officer	2008	184,873	—	9,852	(2)	194,725
	2007	181,428	—	13,446		194,874

John J. Letter (3) Senior Vice President, Treasurer and Chief Financial Officer	2008	134,231	1,157	4,746	(4)	140,134
	2007	122,164	1,157	3,770		127,091

(1)	Reflects the compensation expense for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards based upon a fair value of each option of $5.79 using the Black-Scholes option pricing model. The following assumptions were used to compute the fair value of the stock option award: dividend yield – 1.23%; expected volatility – 37.8%; risk-free interest rate – 4.73%; and expected lives – 8 years. The actual value, if any, realized from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized will be at or near the value estimated.
(2)	Consists of employer contributions to 401(k) plan and income attributable to his split-dollar plan agreement.
(3)	Mr. Letter was hired as Senior Vice President, Treasurer and Chief Financial Officer effective January 22, 2007.
(4)	Consists of employer contributions to 401(k) plan.

Employment Agreements

The Bank has entered into employment agreements with Messrs. Gassen, Clark and Letter (sometimes referred to in this section as the “Executives”). The agreements with Messrs. Gassen, Clark and Letter each provide for a three-year term. During each calendar year, the Board of Directors will review the performance of the Executive and determine whether to extend the term of the agreement. As a result of extensions by the Board of Directors, the employment agreements currently have a term through January 1, 2012.

Under the agreements, Mr. Gassen will serve as President and Chief Executive Officer, Mr. Clark will serve as Chief Operating Officer and Mr. Letter will serve as Chief Financial Officer. Each Executive’s agreement provides for a minimum base salary to be reviewed annually, participation in discretionary bonuses, stock benefit plans and employee benefit plans sponsored by the Bank, including, among others, health, dental, life, and retirement plans. In addition, each Executive’s employment agreements provides for use of an automobile and Mr. Gassen’s agreement provides for a country club membership.

Messrs. Gassen, Clark and Letter are each subject to a non-competition agreement during the term of their employment agreement and for one year thereafter.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments the named executive officers may receive under their employment agreements upon retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each named executive officer as of December 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jerome J. Gassen	5,000	—	$14.80	06/01/2015
	3,500	—	12.43	12/29/2015
Timothy G. Clark	7,500	—	14.80	05/17/2014
	3,000	—	12.43	12/29/2015
	5,000	—	14.25	06/24/2012
John J. Letter (1)	400	600	13.01	01/22/2017

(1)	On January 22, 2007, the date of grant, 200 of Mr. Letter’s options vested and 200 options vest on each anniversary of the date of the grant.

Retirement Benefits

Pension Plan. The Bank sponsors a tax-qualified defined benefit pension plan for its employees. However, the accrual of benefits under the pension plan was frozen as of June 30, 2004. Mr. Clark is the only named executive officer who receives benefits under the plan. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

Salary Continuation Arrangements. The Bank has entered into Salary Continuation Agreements with Messrs. Gassen and Clark to provide additional compensation at retirement or upon termination of employment by reason of death or disability. Under the Salary Continuation Agreements, upon separation from service after attaining age 65, Messrs. Gassen and Clark becomes entitled to an annual benefit payable in equal monthly installments for a period of 15 years equal to $43,000 and $36,000, respectively. If the executive terminates before reaching age 65 (for reasons other than for cause, change in control, death or disability) he will receive a reduced benefit, in which he will have a greater vested interest in each succeeding year. Benefits are paid over 180 months commencing at age 65. See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Gassen and Clark receive under their salary continuation agreements upon termination of employment.

Option and Equity Incentive Plans. If a named executive officer voluntarily terminates his employment on or after age 65, then (1) in the case of the Ameriana Bancorp 2006 Long-Term Incentive Plan (the “2006 Plan”), all unvested stock options vest and remain exercisable for the earlier of two years from the date of termination or the expiration date of the stock options and (2) in the case of the Ameriana Bancorp Amended and Restated 1996 Stock Option and Incentive Plan (the “1996 Plan,” and together with the 2006 Plan, the “Option Plans”), all unvested stock options shall be forfeited and vested stock options remain exercisable for the earlier of three months from the date of termination or the expiration date of the stock options.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause or Voluntary Termination by Executive. The employment agreements for Messrs. Gassen, Clark and Letter (sometimes referred to collectively in this section as the “Executives”) provide that if an Executive is terminated for cause (as defined in the agreements) or if an Executive terminates his employment other than for good reason (as defined in the agreements), he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All unexercised options granted under the Option Plans expire on the date of termination for cause.

Under each Salary Continuation Agreement, the executive forfeits all benefits under the Salary Continuation Agreement if his employment with the Bank is terminated for cause as specified in the Salary Continuation Agreement.

Payments Made Upon Termination Other than for Cause or Voluntary Termination by Executive. Under the Executives’ employment agreements, if an Executive’s employment is terminated other than in connection with a change in control, for “cause” (as described in the agreements), disability, retirement on or after age 65 or by the Executive other than for good reason (as defined in the agreements), the Bank will pay the Executive a monthly severance benefit equal to his highest monthly rate of salary. Such payments shall continue for the then remaining term of their respective employment agreements. Notwithstanding this description of the Executives’ severance payments, in no event may an Executive’s severance benefit exceed three times the annual rate of salary paid to him at the time of his termination of employment.

If an Executive voluntarily terminates his employment before age 65, then all unvested stock options granted under the Option Plans are forfeited and vested stock options remain exercisable for the earlier of three months from the date of termination or the expiration date of the stock options.

Payments Made Upon Disability. Each Executive’s employment agreement provides that in the event of his disability, he will continue to receive his full compensation for the first 18 months following his disability, at which time the Bank may terminate the agreement and the Executive will receive 60% of his monthly salary in effect at the time he became disabled. The Bank will pay the disability benefit, offset by any other benefits received by the Executive under any disability program sponsored by the Bank, until the earlier of his death or his normal retirement age.

Upon termination due to disability, outstanding stock options granted pursuant to the 2006 Plan vest and remain exercisable until the earlier of two years from the date of termination due to disability or the expiration date of the stock options. Unvested stock options granted pursuant to the 1996 Plan are forfeited upon termination for disability and vested stock options remain exercisable for the earlier of one year from termination or the expiration date of the options.

If an executive becomes disabled (as defined in the Salary Continuation Agreement) before the normal retirement age, the executive will be entitled to the account value, which will be paid in a lump sum.

Payments Made Upon Death. Upon termination due to death, outstanding stock options granted pursuant to the Option Plans vest and remain exercisable until the earlier of (1) the expiration date of the stock options or (2) two years from the date of termination.

The Bank has entered into supplemental life insurance agreements with Messrs. Gassen and Clark. The Bank pays all of the life insurance premiums. Under the agreements, Messrs. Gassen and Clark’s beneficiaries are entitled to a death benefit equal to 80% of the total life insurance policy proceeds less the greater of the cash surrender value of the policy or the aggregate premiums paid by the Bank.

Under each Salary Continuation Agreement, if the Executive dies before separation from service, his beneficiary is entitled to a death benefit of an amount equal to the account value as of the date of the Executive’s death, as defined under each Salary Continuation Agreement, and if the Executive dies after separation from service but before all of the monthly installments have been paid, the Bank will continue payment of the installments to the executive’s beneficiary until all installments have been paid.

Payments Made Upon a Change in Control. Each Executive’s employment agreement provides if an Executive’s employment is terminated under certain circumstance in connection with a change of control (as defined in the agreements), the Executive will be entitled to a severance payment equal to 2.99 times the average of his annual taxable compensation over the five calendar years preceding the change in control. In addition, the Bank also will continue to cover the Executive under all of its employee benefit plans for a period of thirty-six months. If the plans do not permit continued coverage, the Bank will pay the Executive the economic equivalent of the coverage.

Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Each employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from the Company and the Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

In the event of a change in control of Ameriana Bancorp or Ameriana Bank, outstanding stock options granted pursuant to the Option Plans vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. The value of the accelerated options count towards each Executive’s 280G Limit.

Under the Salary Continuation Agreement, in the event of a change in control, Messrs. Gassen and Clark are entitled to the account value, which shall be paid in a lump sum.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during 2008, except for one late report filed by James A. Freeman, Senior Vice President of the Bank, which related to the purchase of common stock.

Transactions with Related Persons

The Audit Committee periodically reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest or (2) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. From time to time, the Bank makes loans and extensions of credit to its executive officers and directors, and members of their immediate families. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2008, these loans were performing according to their original terms.

The law firm of Hayes Copenhaver Crider, LLP, of which director R. Scott Hayes is a partner, serves as General Counsel to the Company and provides legal services to the Company and the Bank. Legal fees for services rendered to the Company and its subsidiaries by Hayes Copenhaver Crider during 2008 and 2007 were $148,831 and $158,278, respectively.

Submission of Business Proposals and

Shareholder Nominations

To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s headquarters, 2118 Bundy Avenue, New Castle, Indiana 47362, no later than December 14, 2009. If next year’s annual meeting is held on a date more than 30 calendar days from May 21, 2010, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Shareholder nominations for the election of directors and shareholder proposals, other than those submitted pursuant for inclusion in proxy materials as described above, must be delivered or mailed in writing, in the form prescribed by the Company’s Articles of Incorporation, to the Corporate Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days before any such meeting; provided, however, that if less than thirty-one days notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

Shareholder Communications

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Shareholders has been included with this proxy statement. Any shareholder as of the close of business on March 27, 2009 who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

REVOCABLE PROXY

AMERIANA BANCORP

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2009

8:00 a.m., Local Time

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to Be Held on May 21, 2009

The Proxy Statement and the 2008 Annual Report are available at

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=101668&gkp=1073743293.

On this website, the Company also posts the Company’s 2008 Annual Report on Form 10-K, as filed with the SEC, including the financial statements.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Ameriana Bancorp (the “Company”), consisting of Ronald R. Pritzke, Jerome J. Gassen, Donald C. Danielson, Charles M. Drackett, Jr. and Richard E. Hennessey or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 21, 2009 at 8:00 a.m., local time, at Ameriana Bank, 2118 Bundy Avenue, New Castle, Indiana and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of the two nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

R. Scott Hayes and Michael E. Kent

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line below.

2.	The ratification of the appointment of BKD, LLP as the independent registered public accounting firm of Ameriana Bancorp for the fiscal year ending December 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF SHAREHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.